EXHIBIT 99(b)



           INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS AND MANAGERS
                       OF GRAND SLAM GENERAL PARTNERS, LP


                            POSITION WITH
NAME AND ADDRESS      GRAND SLAM GENERAL PARTNERS, LLC     PRINCIPAL OCCUPATION
--------------------------------------------------------------------------------

Mitchell Sacks                  Principal                  Managing Grand Slam
                                                           Asset Management, LLC
                                                           and General Partners

Erik Volfing                    Principal                  Managing Grand Slam
                                                           Asset Management, LLC
                                                           and General Partners



1. Mitchell Sacks is a United States citizen and Erik Volfing is a citizen of Denmark and the business address of each of the named individuals is c/o Grand Slam General Partners, LLC, One Bridge Plaza, Fort Lee, New Jersey 07024.







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